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                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the use of our report dated September 29, 1999, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust Select Turnaround Focus List Series 1999 (Registration Statement No. 333-84343), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the prospectus which is a part of this registration statement.




/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
September 29, 1999
New York, New York